UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL COMMERCE CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 15, 2015

To Our Stockholders:

I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation, to be held on Tuesday, June 16, 2015, at 8:30 a.m., Central Time, at our principal executive offices located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Details regarding the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. Please review the instructions for each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of the directors and management of National Commerce Corporation, thank you for your support of and ownership in our company.

Sincerely,

John H. Holcomb, III

Chairman and Chief Executive Officer

NATIONAL COMMERCE CORPORATION

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation (the “Company”) will be held on Tuesday, June 16, 2015, at 8:30 a.m., Central Time, at the Company’s principal executive offices at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Directions to attend the Annual Meeting can be found at https://www.proxydocs.com/NCOM. The Annual Meeting is being held for the following purposes:

1.	To elect twelve (12) directors to serve on the Board of Directors of the Company until the 2016 annual meeting;

2.	To ratify the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants for the year ending December 31, 2015; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the nominees for director and FOR the ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants.

The Board of Directors has established May 1, 2015 as the record date for the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, we urge you to review these materials carefully, which are available at https://www.proxydocs.com/NCOM, and to vote by one of the following means.

¡	By Internet: Go to the website https://www.proxypush.com/NCOM and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by internet.

¡	By Telephone: From a touch-tone telephone, dial toll-free 1-866-221-8257 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.

¡	By Mail: If you choose to vote by using the enclosed proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than June 15, 2015 in order to be counted for the Annual Meeting.

By Order of the Board of Directors,

John H. Holcomb, III

Chairman and Chief Executive Officer

Birmingham, Alabama

May 15, 2015

PROXY STATEMENT

NATIONAL COMMERCE CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, JUNE 16, 2015

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 8:30 a.m., Central Time, on Tuesday, June 16, 2015 at our principal executive offices located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209.

In this Proxy Statement, unless the context suggests otherwise, references to “NCC,” “the Company,” “we,” “us” and “our” refer to National Commerce Corporation, a Delaware corporation, as well as our subsidiaries, including National Bank of Commerce, which we may sometimes refer to as “NBC” or “the Bank,” and CBI Holding Company, LLC.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about May 15, 2015, we began sending this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote at the Annual Meeting, and we hope that the information contained in this document will help you decide how you wish to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2015

This Proxy Statement and our 2014 Annual Report to Stockholders are available for viewing, downloading and printing at https://www.proxydocs.com/NCOM.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2014 on the website of the Securities and Exchange Commission (the “SEC”), at http://www.sec.gov, or in the “Investor Relations” section of our website at https://www.nationalbankofcommerce.com (under the “SEC Filings” heading). You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge by sending a written request to: National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of National Commerce Corporation (the “Board”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders to be held at our corporate headquarters, located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, on Tuesday, June 16, 2015, at 8:30 a.m., Central Time, and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information that you need to know to vote at the Annual Meeting.

Why am I receiving these materials?

Our Board is providing these proxy materials to you in connection with the Annual Meeting, which will take place on June 16, 2015. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	our Proxy Statement for the Annual Meeting;

•	our 2014 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, including our audited consolidated financial statements; and

•	a proxy card.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and our directors and certain other required information.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

¡	the election of twelve (12) directors to serve on the Board until the Annual Meeting of Stockholders in 2016 (Proposal 1); and

¡	the ratification of the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for 2015 (Proposal 2).

What is the Board’s voting recommendation?

The Board recommends that you vote your shares “FOR” each of the director nominees and “FOR” the ratification of the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm.

Unless instructed to the contrary, shares represented by proxies at the Annual Meeting will be voted “FOR” the election of the twelve director nominees and “FOR” Proposal 2.

What shares owned by me can be voted?

All shares owned by you as of the close of business on May 1, 2015 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. On the Record Date, the Company had approximately 9,438,541 shares of common stock issued and outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, John H. Holcomb, III, the Company’s Chairman and Chief Executive Officer, and Richard Murray, IV, the Company’s President and Chief Operating Officer, or to vote in person at the Annual Meeting. You may vote by completing and mailing your proxy card, or by internet or telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by internet or by telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of ownership of the Company’s common stock on the Record Date, such as the voting instruction card provided by your broker, bank or other nominee, or a proxy card, as well as proof of identification. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy by one of the following means.

¡	By Internet: Go to the website https://www.proxypush.com/NCOM and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by internet.

¡	By Telephone: From a touch-tone telephone, dial toll-free 1-866-221-8257 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.

¡	By Mail: If you choose to vote by mail, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than June 15, 2015 in order to be counted for the Annual Meeting.

Please follow the instructions set forth above in order to vote your shares at the Annual Meeting. We urge you to review the proxy materials carefully before you vote.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions), which new vote must be received by 11:59 p.m., Central Time, on June 15, 2015. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

How are votes counted?

In the election of directors (Proposal 1), your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For Proposal 2, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN” from voting on the proposal. Shares voting “ABSTAIN” have no effect on the outcome of the proposal.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions will have no effect on the outcome of either Proposal 1 or Proposal 2.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Proposal 1 (election of directors) is not considered a routine matter, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not be considered in determining the outcome of Proposal 1 and, therefore, will have no effect on the outcome of the vote for Proposal 1. Only Proposal 2 (ratifying the appointment of our independent registered public accountants) is considered a routine matter. If your broker returns a proxy card but does not vote your shares on Proposal 1, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal 1, Election of Directors:  Under our plurality voting standard, the directors elected to serve on the Board will be the twelve (12) nominees receiving the highest number of votes cast in the election. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee is elected.

Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm:  The ratification of the appointment of Porter Keadle Moore, LLC as our independent registered public accountants for 2015 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on the proposal. Abstentions will have no effect on the outcome of Proposal 2. The approval of Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are registered in different names or are in more than one account. For each set of proxy materials that you receive, please submit your vote for each control number that you have been assigned.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time at which we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the Annual Meeting?

Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, John H. Holcomb, III, our Chairman and Chief Executive Officer, and Richard Murray, IV, our President and Chief Operating Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the outstanding shares entitled to be voted at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Who will count the vote?

A representative of Maynard, Cooper & Gale, P.C., corporate and securities counsel to the Company, will act as the inspector of election. Mediant Communications, Inc. will act as tabulator of the votes for bank, broker and other stockholder of record proxies.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation by the Board. Additionally, any written comments that you provide on a proxy card or through other means will be forwarded to management.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of the proxy materials. We will also reimburse brokers or nominees for the expenses that they incur for forwarding the proxy materials to their customers. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. We will reimburse them for their expenses, but no additional compensation will be paid to these individuals for any such services.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future annual stockholder meetings.

Stockholder Proposals:  In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2016 annual meeting of stockholders pursuant to the proposal process mandated by SEC Rule 14a-8, the proposal must be received by the Company on or before January 16, 2016 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act. In order for a stockholder to raise a proposal from the floor during an annual meeting (outside of the proposal process mandated by SEC Rule 14a-8), the proposal must be submitted instead under the Company’s advance notice bylaw provision (Section 1.4(a) of the bylaws) and be received by the Company not more than 150 days and not less than 120 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for a proposal to be timely for next year’s meeting, the proposal must be received by the Company not earlier than January 18, 2016 or later than February 17, 2016, together with the information required under the applicable bylaw provision.

Nomination of Director Candidates:  The Company’s bylaws also permit stockholders to nominate directors at a meeting of stockholders. In order to make a director nomination at an annual meeting of stockholders, it is necessary that your nomination notice be received by the Company not more than 150 days or less than 120 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by the Company not earlier than January 18, 2016 or later than February 17, 2016, together with the information required under the applicable bylaw provision.

Copy of Bylaw Provisions:  You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of the Company’s bylaws can be accessed on the Company’s Investor Relations website at https://www.nationalbankofcommerce.com/investor-relations.htm under “Corporate Governance.”

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. However, in such situations, a separate proxy card has been included with the proxy materials for each stockholder. If you have only received one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (205) 313-8100 or by writing to us at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary.

If I share an address with other stockholders of the Company, how can we receive only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one set of proxy materials by calling us at (205) 313-8100 or by writing to us at: National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 1, 2015, by:

(i)	each of our directors and director nominees;

(ii)	each of our named executive officers listed in the Summary Compensation Table herein;

(iii)	all of our current directors and executive officers as a group; and

(iv)	each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of May 1, 2015, pursuant to derivative securities, such as options or restricted stock units, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 9,438,541 shares of common stock outstanding as of May 1, 2015.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
Charles Phillip McWane 2011 Grantor Retained Annuity Trust(1)	971,195	10.3%
NBC Holdings, LLC(2)	507,895	5.4%
Directors and Executive Officers
John H. Holcomb, III(3)	91,333	*
Richard Murray, IV(4)	108,898	1.2%
William E. Matthews, V(5)	49,355	*
Bobby A. Bradley	13,310	*
R. Holman Head	6,500	*
Jerry D. Kimbrough(6)	94,326	1.0%
C. Phillip McWane(7)	1,331,101	14.1%
G. Ruffner Page, Jr. (8)	226,955	2.4%
W. Stancil Starnes	66,551	*
Temple W. Tutwiler, III	11,655	*
Russell H. Vandevelde, IV(9)	122,663	1.3%
Donald F. Wright(10)	30,746	*
All Executive Officers and Directors as a Group (17 persons)	2,445,912	25.4%

* Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	Consists of shares of our common stock held directly by the Charles Phillip McWane 2011 Grantor Retained Annuity Trust (the “McWane GRAT”). Our director C. Phillip McWane exercises sole voting power and shared dispositive power as to the shares held by the McWane GRAT, as described further in note (7) below.

(2)	Consists of shares of our common stock held directly by NBC Holdings, LLC. The managing member of NBC Holdings, LLC is ATB Management, LLC, which is managed by Kenneth H. Polk, its sole member and an owner of less than five percent (5%) of NBC Holdings, LLC. The address of NBC Holdings, LLC, ATB Management, LLC and Mr. Polk is 2000 Morris Avenue, Suite 1200, Birmingham, Alabama 35203.

(3)	Includes (a) 67,833 shares of our common stock held directly by Mr. Holcomb and (b) 23,500 shares of our common stock underlying options that are currently exercisable or exercisable within 60 days of May 1, 2015.

(4)	Includes (a) 82,072 shares of our common stock held directly by Mr. Murray, (b) 3,326 shares of our common stock held by Mr. Murray’s dependent children over which Mr. Murray exercises voting control, and (c) 23,500 shares of our common stock underlying options that are currently exercisable or exercisable within 60 days of May 1, 2015.

(5)	Includes (a) 67 shares of our common stock held directly by Mr. Matthews, (b) 23,288 shares of our common stock held in an individual retirement account for the benefit of Mr. Matthews, (c) 2,500 shares of our common stock held jointly by Mr. Matthews and his spouse and (d) 23,500 shares of our common stock underlying options that are currently exercisable or exercisable within 60 days of May 1, 2015.

(6)	Includes (a) 21,866 shares of our common stock held directly by Mr. Kimbrough, (b) 36,495 shares of our common stock held in an individual retirement account for the benefit of Mr. Kimbrough and (c) 35,965 shares of our common stock held by a limited liability company, a majority of the equity of which is owned by a trust of which Mr. Kimbrough’s spouse serves as trustee.

(7)	Includes (a) 359,906 shares of our common stock held directly by Mr. McWane and (b) 971,195 shares of our common stock held by the McWane GRAT, as to which Mr. McWane exercises sole voting power and shared dispositive power, as described in note (1) above. Pursuant to the terms of the McWane GRAT, Regions Bank, as trustee and acting through and on behalf of the McWane GRAT, has authority to select and dispose of assets held in the McWane GRAT, including the shares of our common stock held by the McWane GRAT, subject to the prior approval of Mr. McWane. Regions Bank is wholly owned by Regions Financial Corporation.

(8)	Includes (a) 67 shares of our common stock held directly by Mr. Page, (b) 23,500 shares of our common stock underlying options that are currently exercisable or exercisable within 60 days of May 1, 2015 and (c) 203,388 shares of our common stock held by the G. Ruffner Page, Jr. Grantor Retained Annuity Trust (the “Page GRAT”), as to which Mr. Page exercises sole voting power and shared dispositive power. Pursuant to the terms of the Page GRAT, Regions Bank, as trustee and acting through and on behalf of the Page GRAT, has authority to select and dispose of assets held in the Page GRAT, including the shares of our common stock held by the Page GRAT, subject to the prior approval of Mr. Page. Regions Bank is wholly owned by Regions Financial Corporation.

(9)	Includes (a) 98,233 shares of our common stock held directly by Mr. Vandevelde, (b) 19,980 shares of our common stock held in individual retirement accounts for the benefit of Mr. Vandevelde, (c) 1,250 shares of our common stock held in an individual retirement account for the benefit of Mr. Vandevelde’s spouse and (d) 3,200 shares of our common stock held by Mr. Vandevelde as custodian for his four minor children.

(10)	Includes 30,746 shares of our common stock that are beneficially owned by Mr. Wright through a revocable trust, with respect to which Mr. Wright serves as a co-trustee with his spouse.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our certificate of incorporation and bylaws provide that our Board will consist of up to 20 directors, with the precise number of directors being determined by our Board from time to time. We currently have 12 directors. Our directors are elected for a one-year term and hold office until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Information about the Director Nominees

Set forth below are the biographies of each of the nominees for director, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. Each of the nominees currently serves as a director of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position(s) with the Company
John H. Holcomb, III(4)	63	Chairman and Chief Executive Officer
Richard Murray, IV(4)	52	President and Chief Operating Officer
William E. Matthews, V(4)	50	Vice Chairman and Chief Financial Officer
Bobby A. Bradley(1)	65	Director
R. Holman Head(1)(2)	59	Director
Jerry D. Kimbrough(1)	63	Director
C. Phillip McWane(4)	57	Director
G. Ruffner Page, Jr. (2)(3)(4)	56	Director
W. Stancil Starnes(2)(3)	66	Director
Temple W. Tutwiler, III(1)(3)	61	Director
Russell H. Vandevelde, IV(2)	48	Director
Donald F. Wright	72	Director

(1) Member of our Audit Committee

(2) Member of our Compensation Committee

(3) Member of our Nominating and Corporate Governance Committee

(4) Member of our Executive Committee

John H. Holcomb, III was appointed to our Board in 2010. Mr. Holcomb has served as Chairman of our Board and as our Chief Executive Officer since October 2010 and has served as Chairman of the board of directors of NBC since October 2010. From October 2010 until June 2012, Mr. Holcomb also served as Chief Executive Officer of NBC. Mr. Holcomb previously served as Chairman of the board of directors and Chief Executive Officer of Alabama National Bancorporation from 1996 until it was acquired in 2008. Mr. Holcomb has served in senior executive positions with us and NBC since 2010, providing him with extensive knowledge of our operations.

Richard Murray, IV was appointed to our Board in 2010. Mr. Murray has served as our President and Chief Operating Officer since October 2010 and as President and Chief Executive Officer of NBC since June 2012. From October 2010 until June 2012, Mr. Murray served as President and Chief Operating Officer of NBC. Mr. Murray previously served as President and Chief Operating Officer of Alabama National Bancorporation from 2000 until it was acquired in 2008, and then as Regional President (Alabama and Florida) of RBC Bank

(USA) from February 2008 until July 2009. Mr. Murray has served in senior executive positions with us and NBC since 2010, providing him with extensive knowledge of our operations.

William E. Matthews, V was appointed to our Board in 2010. Mr. Matthews has served as Vice Chairman of our Board and of the board of directors and NBC since June 2012 and as our and NBC’s Chief Financial Officer since November 2011. He served as Executive Vice President of NCC and NBC from November 2011 until June 2012. Mr. Matthews previously served as Executive Vice President and Chief Financial Officer of Alabama National Bancorporation from 1998 until it was acquired in 2008, and then as Chief Financial Officer of RBC Bank (USA) until March 2009. From March 2009 until October 2011, Mr. Matthews was a partner in New Capital Partners, a private equity firm based in Birmingham, Alabama. Our Board believes that Mr. Matthews’ extensive experience as a chief financial officer of various banks contributes valuable experience to our Board.

Bobby A. Bradley was appointed to our Board in 2010. Ms. Bradley currently serves as Managing Partner of Lewis Properties, LLC, a real estate investment company, Managing Partner of Anderson Investments, LLC, a technology business investment company, and Managing Partner of Genesis II, LLC, a family business designed to support various philanthropic and investment efforts. Ms. Bradley previously served as Chief Executive Officer of Computer Systems Technology, Inc. from 1989 until 2003, and then served as Group Manager of Science Applications International Corporation (SAIC) until 2004. Ms. Bradley also served on the board of directors of Alabama National Bancorporation from 2005 until it was acquired in 2008. Our Board believes that Ms. Bradley’s skills and professional experience in a variety of operational and leadership roles give her a wide range of knowledge on topics important to our business and operations and allow her to contribute important insight to our Board.

R. Holman Head was appointed to our Board in 2013. Mr. Head currently serves as President and Chief Operating Officer of O’Neal Industries, the largest family-owned group of metals service centers in the United States. Mr. Head has been employed by O’Neal Industries in various positions since 1980. Mr. Head is also a partner and officer of Sigma Investments, a private investment company. Mr. Head’s extensive experience as a senior executive officer of a corporation adds valuable expertise and insight to our Board.

Jerry D. Kimbrough was appointed to our Board in 2010. Mr. Kimbrough is a certified public accountant and a senior member of the accounting firm of Warren Averett, LLC located in Birmingham, Alabama. Warren Averett, LLC is the largest independent accounting firm in Alabama and ranks in the top 30 accounting firms in the United States. Mr. Kimbrough’s 40 years of experience as a public accountant, as well as his years of experience as a director on our Board, add valuable expertise and insight to our Board.

C. Phillip McWane was appointed to our Board in 2010. Mr. McWane has served as Chairman of McWane, Inc., a pipe and valve manufacturing and technology company, since 1999. Mr. McWane has been employed by McWane, Inc. in various positions since 1980. Mr. McWane also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Mr. McWane’s more than 15 years of experience as a senior executive of a corporation adds valuable expertise and insight to our Board.

G. Ruffner Page, Jr. was appointed to our Board in 2010. Mr. Page has served as President of McWane, Inc., a pipe and valve manufacturing and technology company, since 1999. Mr. Page previously served as Executive Vice President of National Bank of Commerce, a subsidiary of Alabama National Bancorporation, from 1989 until 1994, at which time he accepted employment at McWane, Inc. Mr. Page also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Mr. Page’s experience as a senior banking executive and a senior executive of McWane, Inc. gives him a wide range of knowledge on topics important to the banking business and allows him to contribute valuable insight to our Board.

W. Stancil Starnes was appointed to our Board in 2010. Mr. Starnes currently serves as Chairman of the board of directors and Chief Executive Officer of ProAssurance Corporation, a public holding company for property and casualty insurance companies focused on professional liability insurance. Mr. Starnes practiced law from 1972 until October 2006 and then served as President of Corporate Planning and Administration for Brasfield & Gorrie until May 2007. Mr. Starnes currently serves as a director of Infinity Property and Casualty Corporation, a public insurance holding company based in Birmingham, Alabama, where he serves on the audit, compensation and executive committees. He also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Mr. Starnes has gained valuable insight into the operation and governance of companies through his more than 30 years of legal experience and his management experience with various companies, including public companies.

Temple W. Tutwiler, III was appointed to our Board in 2013. Mr. Tutwiler serves as President of Shades Creek Real-Estate & Investment Co. and as a general partner in Tutwiler Properties, Ltd., and serves as an officer of or partner in other family-controlled entities. Mr. Tutwiler has more than 30 years of experience in managing and developing real estate in central Alabama, as well as managing stock and bond portfolios. Mr. Tutwiler also served on the board of directors of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, from 1995 until 2008. Our Board believes that Mr. Tutwiler’s skills and professional experience in a variety of operational and leadership roles in the real estate and banking industries give him a wide range of knowledge on topics important to our business and operations, allowing him to contribute valuable experience and insight to our Board.

Russell H. Vandevelde, IV was appointed to our Board in 2010. Mr. Vandevelde currently serves as Chief Executive Officer and is a founding member of Executive Benefits Specialists, LLC, an organization specializing in the design, implementation and administration of benefit plans for financial institutions, with a concentration in community banks. Mr. Vandevelde served as Chairman of our Board from approximately May 2009 until October 2010. Our Board believes that Mr. Vandevelde’s 15 years as a consultant to financial institutions, as well as his experience as a director on our Board, add valuable expertise and insight to our Board.

Donald F. Wright was appointed to our Board in December 2014 in connection with our acquisition of United Group Banking Company of Florida, Inc. (“United”). Mr. Wright has more than 40 years of experience as a lawyer and is currently a senior partner in the law firm of Wright, Fulford, Moorhead & Brown, P.A. in Altamonte Springs, Florida. Mr. Wright served as a member of the board of directors of United from February 2010 until December 2014, at which time he joined our Board following our acquisition of United, and as a director of United Legacy Bank (“ULB”) until ULB merged with and into NBC on February 28, 2015. Our Board believes that Mr. Wright’s extensive experience as a practicing attorney, during which period he has advised a number of companies on a variety of issues, provides a unique and valuable perspective to our Board.

With the exception of Mr. Wright, none of the directors was selected pursuant to any arrangement or understanding, other than with our directors and executive officers acting within their capacities as such. Under the terms of the Company’s merger agreement with United, Mr. Wright will be nominated for election at the first two annual meetings of stockholders following the effective date of the merger (December 15, 2014), unless he is disqualified from service as a director based on the occurrence of certain specified events. Except for the relationship between Mr. Head and Mr. Page as brothers-in-law, there are no family relationships between our directors and executive officers. None of our directors or executive officers serves as a director of any company that has a class of securities registered under, or that is subject to the periodic reporting requirements of, the Exchange Act, or any investment company registered under the Investment Company Act of 1940, other than Mr. Starnes, who serves as Chairman and Chief Executive Officer of ProAssurance Corporation and as a director of Infinity Property and Casualty Corporation, each of which has a class of securities registered under, and is subject to the periodic reporting requirements of, the Exchange Act. None of our directors has been involved in any legal proceedings during the past 10 years that are material to an evaluation of the ability or integrity of such director or in which such director has or had a material interest adverse to the Company or any of our subsidiaries. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of the Company.

Information about Executive Officers Who Are Not Also Directors

John R. Bragg, 53, has served as Executive Vice President – Bank Operations of the Company and NBC since October 2010. Mr. Bragg previously served as Executive Vice President of Alabama National Bancorporation from 1995 until it was acquired in 2008, and then served as Senior Vice President – Bank Operations of RBC Bank (USA) from February 2008 until June 2009.

M. Davis Goodson, Jr., 43, has served as Executive Vice President and Senior Lender of NBC since May 2011. Mr. Goodson previously served as Senior Vice President and Senior Lender of NBC from October 2010 until April 2011. Mr. Goodson served in various commercial loan officer and commercial banking manager positions beginning in May 1994, including as Commercial Banking Manager of RBC Bank (USA) from July 2006 until June 2009.

William R. Ireland, Jr., 58, has served as Executive Vice President and Chief Risk Management Officer of NBC since October 2010. Mr. Ireland previously served as Director of Credit Review of RBC Bank (USA) from July 2008 until February 2010 and as Director, Risk Management and Strategic Initiatives of RBC Bank (USA) from February 2008 until July 2008. Mr. Ireland served as Executive Vice President, Chief Risk Management Officer, of Alabama National Bancorporation from 2004 until it was acquired in 2008.

Robert B. Aland, 52, has served as Birmingham Market President of NBC since October 2010. Mr. Aland previously served as Birmingham Market President of RBC Bank (USA) from February 2008 until June 2009, and as Birmingham Market President of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, from 2005 until February 2008.

James R. (“Skip”) Thompson, III, 55, has served as President and Chief Executive Officer of Corporate Billing since 2009. Mr. Thompson previously served as Chief Executive Officer of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, for approximately 10 years, from 1999 until 2008.

Market Presidents of the Bank

P. Andrew Beindorf, Vero Beach Market President.  Mr. Beindorf was the President and Chief Executive Officer of Alabama National Bancorporation’s Indian River National Bank in Vero Beach, Florida from 2001 until 2008, followed by service as Market President for RBC Bank (USA) in the Vero Beach area from February 2008 through 2009. From 2010 until the time that he rejoined us as Vero Beach Market President in 2014, Mr. Beindorf served as Executive Vice President and Regional President for CenterState Bank of Florida. Mr. Beindorf is 59 years old and has been a banker for approximately 36 years.

Eric L. Canada, Auburn-Opelika Market President.  Mr. Canada served as Market President, including as Auburn-Opelika (Lee County) Market President, for AmSouth Bank before joining Alabama National Bancorporation’s First American Bank in 2001, where he again served the Auburn-Opelika area as Market President for First American Bank and, subsequently, for RBC Bank (USA) until 2009. He joined us as Auburn-Opelika Market President in October 2010. Mr. Canada is 55 years old and has been a banker for approximately 30 years.

David G. Powers, Market President – Central Florida.  Mr. Powers served as President and Chief Executive Officer of United from 2010 until we acquired United on December 15, 2014 and as President and Chief Executive Officer of ULB from 2010 until we merged ULB with and into NBC on February 28, 2015. Mr. Powers is 58 years old and has more than 30 years of experience as a banker in the Orlando metropolitan area.

W. Evans Quinlivan, Huntsville Market President.  Mr. Quinlivan served as Huntsville Market President for Alabama National Bancorporation’s First American Bank from 2000 until 2008, at which point he assumed the same role for RBC Bank (USA) until June 2009. He joined us as Huntsville Market President in October 2010. Mr. Quinlivan is 53 years old and has been a banker for approximately 30 years.

Robert M. Seaborn, Jr., Baldwin County Market President.  Mr. Seaborn has more than 30 years of experience as a commercial banker. Prior to joining us in October 2010, Mr. Seaborn was President of Alabama National Bancorporation’s First Gulf Bank from 1996 until 2008 and subsequently served as Market President of the Gulf Coast Region for RBC Bank (USA) until July 2009. He is 56 years old.

Mr. Aland, who is listed above with our executive officers, serves as Birmingham Market President.

Director Independence

The listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that listed companies have a majority of independent directors. Our Board has determined that all of our directors are “independent directors,” as defined in Nasdaq Marketplace Rule 5605(a)(2), except for Messrs. Holcomb, Murray and Matthews, who are our senior executive officers. In determining each director’s independence, our Board considered the services provided, any loan transactions between the Company or its subsidiaries and the director or the director’s family members or businesses with which our directors or their family members are associated and other matters that our Board deemed pertinent.

Committees of the Board and Meetings

Meeting Attendance

Our Board conducts its business through meetings of the full Board and its committees. Under our Corporate Governance Guidelines, directors are expected to use their reasonable best efforts to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve, as well as annual meetings of stockholders. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee in 2014.

Standing Committees

The Board has established four standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Executive Committee. The Audit and Compensation Committees were established by our Board on July 17, 2014, the Nominating and Corporate Governance Committee was established by our Board on October 16, 2014, and the Executive Committee was established by our Board on December 20, 2011. During 2014, our Board held 12 meetings. Additionally, the Audit Committee met two times, the Compensation Committee met one time, the Nominating and Corporate Governance committee did not meet, and the Executive Committee met one time. Except for the Executive Committee, each of the committees operates under its own written charter adopted by the Board, each of which is available on our website at https://www.nationalbankofcommerce.com/ in the “Investor Relations” section under “Corporate Governance.” In addition, special committees may be established under the direction of our Board when necessary to address specific issues. The membership and functions of each of the standing committees are described below.

Audit Committee

The Audit Committee is responsible for, among other things, the selection, engagement, retention and compensation of our independent accountants, and the resolution of any disagreements with our independent accountants; the selection, engagement, retention and compensation of our internal auditing firm; reviewing the audit plan of our independent accountants, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing the scope and results of our internal auditing; consulting with the independent accountants and management with regard to our accounting methods and principles and the adequacy of our internal financial controls; the preparation of any reports required of an audit committee under the rules of the SEC; review of major issues regarding financial statement presentations; the review and approval of related party transactions; pre-approving all audit and permissible non-audit services provided by the independent accountants; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees.

The current members of our Audit Committee are Jerry D. Kimbrough (Chairman), Bobby A. Bradley, R. Holman Head and Temple W. Tutwiler, III. Our Board has determined that (i) each member of our Audit Committee is an “independent director” as defined in Nasdaq Marketplace Rule 5605(a)(2), (ii) Ms. Bradley, Mr. Head, and Mr. Tutwiler satisfy the heightened independence standards of Nasdaq Marketplace Rule 5605(c)(2)(A)(ii) and SEC Rule 10A-3, (iii) each member of our Audit Committee is financially literate under the rules and regulations of Nasdaq and the SEC and (iv) Mr. Kimbrough meets the criteria specified under applicable SEC regulations for an “audit committee financial expert” and satisfies the financial sophistication requirements of Nasdaq. We have elected to take advantage of a phase-in period provided in Nasdaq and SEC rules for having our Audit Committee be composed entirely of directors meeting the heightened independence standards set forth therein.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance committee is responsible for, among other duties as may be directed by our Board, determining the qualifications, qualities, skills and other expertise required to be a director; developing and recommending to our Board criteria to be considered in selecting nominees for director; identifying and screening individuals qualified to become directors; and making recommendations to our Board regarding changes in the size of the Board and the selection and approval of nominees for director to be submitted to a stockholder vote at annual meetings of stockholders. This committee also is charged with developing and overseeing Corporate Governance Guidelines; developing a process for an annual evaluation of our Board and its committees and overseeing such evaluations; reviewing our Board committee structure; monitoring communications from stockholders; and reviewing and making recommendations to our Board with respect to succession plans for our senior management.

The current members of our Nominating and Corporate Governance Committee are W. Stancil Starnes (Chairman), G. Ruffner Page, Jr. and Temple W. Tutwiler, III. Our Board has determined that each member of the Nominating and Corporate Governance committee is an “independent director” as defined in Nasdaq Marketplace Rule 5605(a)(2).

Compensation Committee

Our Compensation Committee is responsible for, among other duties as may be directed by our Board, reviewing the performance of, and determining and recommending to our Board the compensation of, our Chief Executive Officer; reviewing corporate goals relevant to the compensation of our Chief Executive Officer; making recommendations to our Board regarding the compensation of all of our executive officers; and reviewing and administering our employee benefit plans and incentive compensation plans, including making grants under those plans. The Compensation Committee also reviews and approves certain compensation information that we will include in our proxy statements and annual report filings; reviews any employment agreements and any severance arrangements or plans of our executive officers; determines stock ownership guidelines for our executive officers and directors and monitors compliance therewith; reviews and recommends director compensation; and engages and consults with outside compensation consultants, legal counsel and other advisors as the committee deems necessary.

The current members of the Compensation Committee are G. Ruffner Page, Jr. (Chairman), R. Holman Head, W. Stancil Starnes and Russell H. Vandevelde, IV. Our Board has determined that each member of the Compensation Committee satisfies the independence standards of Nasdaq Marketplace Rule 5605(d)(2)(A) for purposes of serving on a compensation committee, including being an “independent director” as defined in Nasdaq Marketplace Rule 5605(a)(2).

Executive Committee

The Executive Committee is authorized to exercise the authority of our Board between board meetings, subject to certain limitations. Although the Executive Committee generally has authority to exercise all powers and authority of the full Board in the management and direction of our business and affairs, the Executive Committee may not approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, nor may it adopt, amend or repeal any of our bylaws. The Executive Committee does not have a charter. Current members of the Executive Committee include G. Ruffner Page, Jr. (Chairman), C. Phillip McWane, John H. Holcomb, III, Richard Murray, IV and William E. Matthews, V.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, director orientation and continuing education and annual performance evaluations of the Board and its committees. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Board Leadership Structure

The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.

The business of the Company is managed under the direction of the Board, which is elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit.

The role of Chairman of the Board includes providing continuous feedback on the direction, performance and strategy of the Company, presiding as chairman of Board meetings, setting the Board’s agenda with management and leading the Board in anticipating and responding to opportunities and challenges faced by the Company. Mr. Holcomb currently serves as the Chairman of our Board and as our Chief Executive Officer. Our Board does not have a fixed policy regarding the combination of the roles of Chairman and Chief Executive Officer because it believes that it is in the best interests of our Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons based on the leadership needs of our Board and the Company at any particular time. Our Board believes that, at this time, having Mr. Holcomb serve in both roles is the most effective leadership structure for our Board and is in the best interests of the Company and our stockholders. In making this determination, our Board considered (among other things):

•	Mr. Holcomb’s proven leadership ability and knowledge of our business and operations;

•	that combining these roles provides clear leadership for our Board and management, which facilitates development and execution of our strategic initiatives and business plans;

•	that combining these roles demonstrates to our employees, customers and other stakeholders our Board’s confidence in Mr. Holcomb’s leadership;

•	the fact that nine of our other directors are “independent directors,” as defined in Nasdaq Marketplace Rule 5605(a)(2);

•	the fact that our other directors are diligent and active in their service as directors; and

•	the effectiveness of our governance structure and processes.

Because the positions of Chairman and Chief Executive Officer are held by the same person, our Board has designated G. Ruffner Page, Jr. to serve as lead independent director, effective as of January 22, 2015. As lead independent director, Mr. Page presides over periodic meetings of our independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as our Board may otherwise determine and delegate.

Role of Our Board in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board, primarily through its Audit Committee, oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.

Code of Business Conduct and Ethics

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller and other senior financial officers (the “Senior Officers Code”). The Senior Officers Code was designed to be read and applied in conjunction with our Code of Ethics and Business Conduct (the “Code of Business Conduct”), applicable to the members of our Board and all employees, including our senior financial officers. Both the Senior Officers Code and the Code of Business Conduct are available on our website at https://www.nationalbankofcommerce.com/ in the “Investor Relations” section under “Corporate Governance.” Any future changes or amendments to the Senior Officers Code or the Code of Business Conduct, and any waiver of the Senior Officers Code or the Code of Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer or principal accounting officer and controller, will be posted on our website.

Consideration of Director Candidates

The Nominating and Corporate Governance Committee of the Board is responsible for and has established procedures for identifying and evaluating qualified candidates for election to the Board. Following its evaluation, the Nominating and Corporate Governance Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement. These recommendations are based on an evaluation that is consistent with the criteria for selecting directors set forth below and are also consistent with the Company’s organizational documents and applicable law and listing standards.

In the case of incumbent directors, the Nominating and Corporate Governance Committee assesses each director’s overall contributions and service during his or her current term, including the number of meetings attended, level of participation and quality of performance. The Nominating and Corporate Governance Committee also assesses incumbent directors in light of the criteria for Board candidates generally and other perceived needs of the Board. In the case of new director candidates, the Nominating and Corporate Governance Committee first evaluates the candidate in light of the requirements under the Company’s organizational documents and applicable law and listing standards, including whether the nominee must be independent under Nasdaq listing standards, and then identifies any special needs of the current Board and evaluates the candidate based on the criteria set forth below. The Nominating and Corporate Governance Committee considers individuals recommended by Board members, management, stockholders and, if it deems appropriate, a professional search firm.

The Board may also consider candidates to fill a vacancy in the Board outside of the annual stockholder meeting process. The Nominating and Corporate Governance Committee uses the same criteria as are used to evaluate a director nominee to be elected by stockholders. In the event of a vacancy to be filled by the Board, the Nominating and Corporate Governance Committee will recommend to the Board one or more candidates for election by the Board, and proxies will not be solicited.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board the types of skills and characteristics required of directors, based on the needs of the Company from time to time. Criteria used to evaluate potential directors include relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant, including issues of diversity. The backgrounds and qualifications of the directors, considered as group, are intended to provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee confers with the full Board as to the specific criteria that it intends to apply before commencing a search for a new director.

Process for Stockholders to Recommend Director Candidates for Consideration by the Committee

The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, for candidates recommended by stockholders. Stockholders who wish to recommend candidates for the Nominating and Corporate Governance Committee’s consideration must submit a written recommendation to the Corporate Secretary at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Recommendations must be sent by certified or registered mail and received by November 1 for consideration at the following year’s annual meeting of stockholders. Recommendations must include the following:

•	the recommending stockholder’s name, number of shares owned, length of period held and proof of ownership;

•	the candidate’s name, address, phone number, e-mail address and age;

•	a resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	a supporting statement which describes the stockholder’s and candidate’s reasons for nomination to the Board and documents the candidate’s ability to satisfy the director qualifications described above;

•	the candidate’s consent to a background investigation;

•	a notarized affidavit executed by the candidate to the effect that, if nominated and elected, he or she will serve, he or she is eligible for election as a member of the Board, and that he or she consents to being named in the proxy statement as a nominee, if he or she will in fact be so named;

•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between the nominating stockholder and the candidate;

•	a description of any voting commitments and/or any other arrangements or obligations by which the candidate is or will be bound as a director;

•	a completed questionnaire regarding the candidate, which may be obtained from the Secretary of the Company, relating to the stock exchange listing requirements for director independence that are applicable to the Company; and

•	any other information relating to the stockholder and the candidate that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded.

The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including without limitation information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

Nominations of Director Candidates by Stockholders

Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. These procedures, as well as the Company’s director qualifications, are specified in Sections 1.4 and 2.3, respectively, of the Company’s bylaws and are summarized below. Nothing in the above-described procedures for stockholders to recommend candidates to the Nominating and Corporate Governance Committee supersedes any requirements set forth in the bylaws.

Section 1.4 of the Company’s bylaws provides for procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. To provide timely notice of a director nomination at an annual meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209: (i) with respect to an annual meeting, not earlier than the opening of business on the 150th day before, and not later than the close of business on the 120th day before, the first anniversary of the date of the preceding year’s annual meeting, (ii) if the date of the applicable annual meeting is more than 30 days before or 70 days after the first anniversary of the prior year’s annual meeting, or if no annual meeting was held in the previous year, not earlier than the opening of business on the 150th day before the date of such annual meeting, and not later than the close of business on the later of (y) the 120th day before the date of such annual meeting and (z) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company, and (iii) with respect to any special meeting of stockholders called by the Board for the election of directors, not earlier than the close of business on the 150th day prior to such special meeting and not later than the close of business on the later of (A) the 120th day prior to such special meeting or (B) if the first public announcement of the date of such special meeting is less than 130 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 1.4(a)(3) of the bylaws with respect to the nominee for director and the nominating stockholder.

Additionally, in order to be eligible for nomination, a potential nominee must deliver to the Corporate Secretary of the Company (i) a completed questionnaire providing information concerning the background, qualification, independence and stock ownership of that person, among other things, and (ii) a written representation and agreement pertaining to any voting commitments made by the potential nominee and compensation the nominee expects to receive other than from the Company as a result of his or her service as a director, among other things. The Company may require any proposed nominee or stockholder who nominates the proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. The chairman of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our bylaws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

A copy of the Company’s bylaws can be accessed on our website at https://www.nationalbankofcommerce.com/ in the “Investor Relations” section under “Corporate Governance.” Printed copies of the bylaws may also be obtained at no charge by writing to the Corporate Secretary at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209.

Executive Sessions

Executive sessions of the independent directors of the Board must be held at least two times per year and otherwise as needed. These sessions are chaired by the lead independent director, if a director has been so designated and is in attendance, or by an independent director selected by a majority of the independent directors.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been at any time an employee of ours. None of the members of our Compensation Committee is or has been one of our officers, except that G. Ruffner Page, Jr. was considered a non-employee executive officer from December 20, 2011 until July 17, 2014 due to the position of chairman of our Executive Committee having been designated as one of our “executive officers” during such time period.

None of our executive officers serves or will serve on the board of directors or compensation committee of an entity that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of an entity for which one of our executive officers serves as a member of the board of directors or on the compensation committee thereof.

To the extent that any members of our Compensation Committee have participated in transactions with us, a description of those transactions is provided in “Director Compensation” and “Certain Relationships and Related Party Transactions.”

Stock Ownership Guidelines for Non-Employee Directors

We have always encouraged our directors to have a financial stake in the Company, and our directors have generally owned shares of our common stock, but in 2014 the Company adopted formal stock ownership guidelines for non-employee directors as part of the Company’s Corporate Governance Guidelines. Under the guidelines, each non-employee director should acquire and beneficially own shares of the Company’s common stock with a value equal to at least three times the director’s annual retainer. Current non-employee directors have five years from the date of listing of the Company’s shares of common stock on a national securities exchange (until March 19, 2020) to satisfy this guideline, while any new non-employee director has five years from the date of his or her election or appointment to the Board to satisfy this guideline. The minimum number of shares to be held by a non-employee director will be calculated on the first trading day of each calendar year based on the fair market value of such shares, as determined in accordance with the procedures set forth in the guidelines. Any subsequent change in the fair market value of the shares will not affect the amount of stock that non-employee directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), (iii) time-vesting restricted stock, (iv) performance shares that have been awarded but that are not yet vested (based on the target amount of shares on the respective dates of grant of such awards), (v) vested stock options and (vi) vested restricted stock units. Any shares that are subject to hedging, monetization or pledging transactions are not counted toward meeting the ownership guidelines. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual cash retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership.

A discussion of the stock ownership guidelines applicable to the executive officers of the Company is set forth below under “Executive Officer and Director Compensation.”

Stockholder Communications to the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

of National Commerce Corporation

c/o Corporate Secretary

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

All communications to the Board will be relayed to the Chairman of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the other directors to know.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation of Executive Officers

We are an emerging growth company and are providing disclosure regarding our executive compensation arrangements pursuant to the rules applicable to “smaller reporting companies,” which means that we are not required to provide a compensation discussion and analysis and certain other disclosures regarding our executive compensation.

Our executive compensation program is designed to attract, motivate and retain high-quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our stockholders. The following discussion relates to the compensation of our Chief Executive Officer and Chairman of the Board, John H. Holcomb, III, and our two most highly compensated executive officers in 2014 (other than Mr. Holcomb), our President and Chief Operating Officer, Richard Murray, IV, and our Chief Financial Officer and Vice Chairman of the Board, William E. Matthews, V. Messrs. Holcomb, Murray and Matthews are collectively referred to herein as our named executive officers. Our Board has historically reviewed and determined the compensation of our named executive officers on an annual basis. Beginning in the third quarter of 2014, however, the compensation of our named executive officers is reviewed by the Compensation Committee and recommended to the independent members of our Board.

Elements of Executive Compensation

We do not currently have employment agreements with any of our executive officers. The compensation of our named executive officers presently consists of base salary, equity awards, non-equity incentive compensation and certain other employee benefits, as further described below.

Base Salaries.  Base salaries for our named executive officers are determined based on each officer’s responsibilities, experience and contributions to our growth, individual performance, Company performance and general industry conditions.

Equity Awards.  Our named executive officers participate in the National Commerce Corporation 2011 Equity Incentive Plan (the “Incentive Plan”). See “2011 Equity Incentive Plan” for additional information regarding the Incentive Plan. Grants of equity to our named executive officers under the Incentive Plan have consisted of option awards (none since 2011) and performance share awards. Collectively, these grants provide our named executive officers with the appropriate incentives to continue in our employ and to improve our growth and profitability, serve to align the interests of our named executive officers with those of our stockholders and reward our named executive officers for improved Company performance.

Messrs. Holcomb, Murray and Matthews received grants of performance shares under the Incentive Plan effective as of January 1, 2012, 2013 and 2014 and January 22, 2015. In general, the awards are earned following a four-year award period beginning on January 1 of the applicable year. The earned percentage of the target award is based on the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period. However, in order for Messrs. Holcomb, Murray and Matthews to receive any payout of the award, we must have maintained certain levels of net charge-offs, as compared to other metrics, such as average loans, non-performing assets and other real estate owned, during the applicable four-year award period. Once earned, the awards are payable in shares of our common stock.

Non-Equity Incentive Compensation.  Our named executive officers are also eligible to receive an annual cash bonus as a percentage of base salary based on our net income during the year, relative to our budgeted expectations for the year.

Other Employee Benefits.  We provide the following additional benefits to our named executive officers on the same basis as all other eligible employees:

•	Company-sponsored healthcare plans, including coverage for medical and dental benefits;

•	a qualified 401(k) savings plan with a matching contribution; and

•	payment of life and accidental death and dismemberment insurance premiums.

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2014, 2013 and 2012, a summary of the compensation paid to or earned by our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
John H. Holcomb, III	2014	220,000	40,000	100,000	4,647	364,647
Chief Executive Officer and Chairman of the Board	2013	200,000	30,000	80,000	3,248	313,248
	2012	175,000	27,500	90,000	2,438	294,938

Richard Murray, IV	2014	220,000	40,000	100,000	2,112	362,112
President, Chief Operating Officer and Director	2013	200,000	30,000	80,000	1,998	311,998
	2012	165,000	27,500	90,000	2,356	284,856

William E. Matthews, V	2014	220,000	40,000	100,000	2,941	362,941
Chief Financial Officer and Vice	2013	200,000	30,000	80,000	3,248	313,248
Chairman of the Board	2012	165,000	27,500	90,000	2,364	284,864

(1)	Stock awards are reported as the grant date fair value of the shares, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. These amounts represent the grant date fair value of performance shares awarded to Messrs. Holcomb, Murray and Matthews on January 1, 2014, 2013 and 2012, respectively.

(2)	The amounts in the “All Other Compensation” column for each executive officer include (i) annual premiums of $312 (for 2014) and $248 (for 2013 and 2012) that we paid for life insurance and accidental death and dismemberment policies and (ii) amounts that we contributed to the 401(k) plan account of the executive officer.

2011 Equity Incentive Plan

General.  The Incentive Plan was approved by our stockholders at our annual meeting on October 25, 2011. The purpose of the Incentive Plan is to promote our interests and those of our stockholders by granting equity and equity-related incentives to our employees and affiliates, including NBC employees, in order to provide an additional incentive to each employee to work to increase the value of our common stock and to provide each employee with a stake in our future that corresponds to that of our stockholders. The Incentive Plan provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted and unrestricted stock awards, phantom stock, performance awards and other stock-based awards to our employees, officers and directors and those of our affiliates, including NBC employees, as further described below. The Incentive Plan reserved for issuance a total of 500,000 shares of our common stock, subject to adjustment in the event of a recapitalization, stock split or similar event. As of May 1, 2015, 219,500 shares of our common stock were subject to outstanding options under the Incentive Plan, 149,278 shares of our common stock were subject to issuance upon vesting of outstanding performance awards under the Incentive Plan (based on projections of the earned percentages of outstanding performance awards as of such date), and 118,722 additional shares of our common stock were reserved for issuance under the Incentive Plan.

Administration of the Incentive Plan.  The Incentive Plan provides that it will be administered either by our Board or a committee thereof that is appointed by our Board for such task (the “Administrator”). Currently, the Compensation Committee of our Board is the Administrator of the Incentive Plan. The Administrator has the authority to grant awards under the Incentive Plan, to determine the terms of each award (which are evidenced by a written agreement describing the material terms of the award), to interpret the provisions of the Incentive Plan and to make all other determinations that it may deem necessary or advisable to administer the Incentive Plan.

Types of Awards Available Under the Incentive Plan.

•	Options – The Incentive Plan provides for awards in the form of options to purchase shares of our common stock, either as incentive stock options qualified under Section 422 of the Code or options that are not so qualified (referred to as non-qualified stock options). The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of the grant. The exercise price may be paid in cash, or as otherwise provided in the award agreement.

•	Stock Appreciation Rights – The Incentive Plan provides for the grant of stock appreciation rights. The base price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of the grant. The consideration payable upon exercise of a stock appreciation right will be paid in cash, shares of our common stock or a combination of cash and shares of our common stock, as determined in the sole discretion of the Administrator.

•	Stock Awards – The Incentive Plan provides for the grant of restricted or unrestricted stock awards. Stock awards may be issued for any lawful consideration as the Administrator may determine, and the consideration may be in the form of services performed, or may be paid in cash, shares of our common stock or a combination of cash and shares of our common stock, as determined in the sole discretion of the Administrator.

•	Phantom Stock – The Incentive Plan provides for the grant of phantom stock, or awards denominated in stock-equivalent units. Phantom stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes and will not require a segregation of any of our assets. An award of phantom stock may be settled in cash, shares of our common stock, or a combination of cash and shares of our common stock, as determined in the sole discretion of the Administrator.

•	Performance Awards – The Incentive Plan provides for the grant of performance awards that become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be settled in cash, shares of our common stock or a combination of cash and our common stock, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on our or an affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or an affiliate or the Company as a whole, over such performance period as the Administrator may designate.

•	Other Stock-Based Awards – The Incentive Plan provides for the grant of other stock-based awards for any lawful consideration as the Administrator may determine. Other stock-based awards may be denominated in cash, in shares of our common stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of our common stock or in any combination of the foregoing and may be paid in cash, shares of our common stock or other securities or a combination of cash and shares of our common stock, as determined in the sole discretion of the Administrator.

Vesting.  The Administrator has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award.

Performance Criteria.  The Incentive Plan provides that the Administrator may grant performance awards that become payable on account of attainment of one or more performance goals established by the Administrator, which may be based on the Company’s or an affiliate’s operating income or one or more other business criteria that apply to an individual or group of individuals, a business unit or an affiliate or the Company as a whole, over such performance period as the Administrator may designate.

Transferability.  Awards granted under the Incentive Plan may not be transferred by a grantee except by will or the laws of descent and distribution, unless (for awards other than incentive stock options or stock appreciation rights granted with respect to incentive stock options) otherwise provided by the Administrator.

Change in Control Transactions.  In the event of any transaction resulting in a change in control of the Company, outstanding stock options and other awards under the Incentive Plan that are payable in or convertible into our common stock will terminate upon the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of such awards will be permitted, immediately before the change in control, to exercise or convert all portions of such awards that are then exercisable or convertible or that will become exercisable or convertible upon or prior to the effective time of the change in control. The Administrator may, in its sole discretion, take such actions as it deems appropriate to provide for the acceleration of the exercisability of any or all outstanding stock options or other awards.

Adjustments for Other Corporate Transactions.  In the event of certain corporate transactions (including a stock dividend or split, spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange or similar corporate change that is not part of a transaction resulting in a change in control of the Company), the Administrator will appropriately adjust, if needed, (a) the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan and (b) the terms of outstanding awards, including, but not limited to, the number, kind and price of securities subject to such awards.

Termination and Amendment.  Our Board may terminate, amend or modify the Incentive Plan or any portion thereof at any time. Except as otherwise determined by our Board, termination of the Incentive Plan shall not affect the Administrator’s ability to exercise the powers granted to it with respect to awards granted under the Incentive Plan prior to the date of termination.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table sets forth information as of December 31, 2014, concerning outstanding equity awards previously granted to our named executive officers:

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John H. Holcomb, III	23,500	—	—	14.57	12/31/21	—	—	7,313.26	132,004.34
Richard Murray, IV	23,500	—	—	14.57	12/31/21	—	—	7,313.26	132,004.34
William E. Matthews, V	23,500	—	—	14.57	12/31/21	—	—	7,313.26	132,004.34

(1)	Messrs. Holcomb, Murray and Matthews received grants of performance share awards as of January 1, 2012 (the “2012 grant”), as of January 1, 2013 (the “2013 grant”) and as of January 1, 2014 (the “2014 grant”). See “Compensation of Executive Officers – Elements of Executive Compensation; Equity Awards” for additional information. The number of performance shares set forth in this column represents the projected number of performance shares, as of December 31, 2014, that each named executive officer could earn at the end of the four-year performance periods ending December 31, 2015 (for the 2012 grant), December 31, 2016 (for the 2013 grant) and December 31, 2017 (for the 2014 grant) based on actual performance during the first three years of the award period for the 2012 grant, the first two years of the award period for the 2013 grant and the first year of the award period for the 2014 grant. The number of performance shares actually earned by the named executive officers will be determined based on actual performance over the entire four-year award periods for the 2012, 2013 and 2014 grants, and such amount may differ significantly from the amounts shown in this column.

For the 2012 grant, the earned percentage of each executive’s award is based on the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period; provided, however, that, in order for the executive to receive any payout of the award, we must maintain net charge-offs and non-performing assets at levels averaging at the 50th percentile ranking or better over the four years of the award period when compared to a group of our peers, subject to certain adjustments in the discretion of the Compensation Committee.

For the 2013 grant and the 2014 grant, the earned percentage of each executive’s award is based on the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period; provided, however, that, in order for the executive to receive any payout of the award, we must maintain net charge-offs averaging less than 0.60% of average loans and non-performing assets averaging less than 1.25% of average loans plus other real estate owned over the four years of the award period, subject to certain adjustments in the discretion of the compensation committee.

(2)	The amounts shown in this column represent the product of $18.05, which was the book value per share of our common stock on December 31, 2014, and the number of performance shares reflected in the table for the named executive officers as of December 31, 2014.

Deferral of Compensation Plan

On December 18, 2014, our Board adopted the National Commerce Corporation Deferral of Compensation Plan for Key Employees and Non-Employee Directors (the “Deferral Plan”), which became effective as of the date of adoption. Under the Deferral Plan, directors and members of a select group of management and highly compensated employees selected by the Board or the Compensation Committee may make an irrevocable election to defer receipt of all or a portion of any form of compensation that is determined by the Board or the Compensation Committee to be eligible for deferral. The Deferral Plan specifies the required timing of the election based on the form of compensation to be received.

A participant in the Deferral Plan may elect to defer all or a portion of his or her deferrable cash compensation into a designated subaccount in which the balance will accrue interest at the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Alternatively, participants may defer cash compensation and must defer equity compensation into an account that tracks the performance of our common stock and from which distributions may be made solely in the form of shares of our common stock. Generally, a participant may elect to receive distributions either in a lump sum upon a specific date or in annual installments, subject to certain provisions in the Deferral Plan that dictate the timing of such distributions in various circumstances, including death, a change in control or separation from service prior to age 60. Each participant is always 100% vested in amounts attributable to his or her personal contributions, but any contributions by us may be subject to a vesting schedule.

The Deferral Plan is a non-qualified deferred compensation plan. As such, the rights of all participants to any deferred amounts represent our unsecured promise to pay, and the deferred amounts remain subject to the claims of our creditors.

In connection with the Board’s adoption of the Deferral Plan, the Board terminated our then-existing deferral of compensation plan that was adopted in 2012, under which no deferrals had been made.

Retirement Benefits

We maintain a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which our named executive officers participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the IRS. We make a matching employer contribution in an amount equal to 50% of the first 3% of each plan participant’s elective deferrals. All contributions to the 401(k) Plan are in the form of cash. Employer contributions vest 20% per year over a 5-year service period. Participants are immediately fully vested in their own contributions to the 401(k) Plan.

Director Compensation

Fees

During 2014, our non-employee directors received $400 for each board meeting that they attended, except for the January board meeting, for which the attendance fee was $200. Beginning on January 1, 2015, our non-employee directors receive an annual retainer of $10,000. Further, our non-employee directors receive an additional $700 for each board meeting attended, $500 for each committee meeting attended in person, and $300 for any committee meeting attended telephonically.

All of our directors also serve as directors of NBC. During 2014, our directors received no additional compensation for this board service. Beginning on January 1, 2015, non-employee NBC directors receive an annual retainer of $10,000 and an additional $300 for each committee meeting attended; provided, however, that the NBC directors who also serve on NCC’s board do not receive additional retainers or meeting fees in connection with their NBC board service.

Deferral of Compensation Plan

Our directors may participate in the Deferral Plan, as described above.

2014 Non-Employee Director Compensation Table

The following table provides information regarding compensation earned by or paid to our non-employee directors in 2014:

Name(1)	Fees Earned or Paid in Cash ($)	Nonqualified Deferred Compensation Earnings ($)		Total ($)
Bobby A. Bradley	3,800			3,800
R. Holman Head	4,200			4,200
Jerry D. Kimbrough	5,000			5,000
C. Phillip McWane	4,600			4,600
G. Ruffner Page, Jr.	3,400	$40,000	(2)	43,400
W. Stancil Starnes	5,000			5,000
Temple W. Tutwiler, III	3,800			3,800
Russell H. Vandevelde, IV	5,000			5,000
Donald F. Wright	400			400

(1)	Although Messrs. Holcomb, Murray and Matthews serve on our Board in addition to their service as our executive officers, they currently receive no additional compensation for their service as directors.

(2)	Mr. Page received a grant of performance shares under the Incentive Plan as of January 1, 2014 in connection with his service as chairman of the Executive Committee of our Board. Mr. Page’s 2014 award vests over a four-year period beginning on January 1, 2014 and ending on December 31, 2017. The earned percentage of the target award of 2,577.32 shares is based on the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period; provided, however, that in order for Mr. Page to receive any payout of the award, we must maintain net charge-offs averaging less than 0.60% of average loans and non-performing assets averaging less than 1.25% of average loans plus other real estate owned over the four years of the award period, subject to certain adjustments in the discretion of the Compensation Committee. See “2011 Equity Incentive Plan” for additional information. At the end of fiscal year 2014, a total of 7,313.26 shares were subject to issuance to Mr. Page upon vesting of outstanding performance awards under the Incentive Plan, based on projections of the earned percentages of outstanding performance awards as of such date.

Potential Payments Upon Termination or a Change in Control

In the event of a transaction resulting in a change in control of the Company, outstanding stock options and other awards under the Incentive Plan that are payable in or convertible into our common stock will terminate upon the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In such an event, the holders of the awards will be permitted, immediately before the change in control, to exercise or convert all portions of such awards that are then exercisable or convertible or that will become exercisable or convertible upon or prior to the effective time of the change in control.

Stock Ownership Guidelines for Executive Officers

The Company has always encouraged its executive officers to have a financial stake in the Company, and our executive officers have generally owned shares of our common stock, but in 2014 the Company adopted formal stock ownership guidelines for the Company’s executive officers, as defined in Rule 3b-7 under the Exchange Act, except for James R. Thompson, for so long as Mr. Thompson maintains a direct or indirect equity ownership position in the Company’s subsidiary, CBI Holding Company, LLC. Under the guidelines, the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer should acquire and beneficially own shares of the Company’s common stock with a value equal to at least three times their respective annual base salaries, and the other executive officers should acquire and beneficially own shares of the Company’s common stock with a value equal to at least one and one-half times their respective annual base salaries. Current executive officers have five years from the date of listing of the Company’s shares of common stock on a national securities exchange (until March 19, 2020) to satisfy this guideline, while any new executive officer has five years from the date he or she becomes an executive officer to satisfy this guideline. The minimum number of shares to be held by a non-employee director will be calculated on the first trading day of each calendar year based on the fair market value of such shares, as determined in accordance with the procedures set forth in the guidelines. Any subsequent change in the fair market value of the shares will not affect the amount of stock that non-employee directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), (iii) time-vesting restricted stock, (iv) performance shares that have been awarded but that are not yet vested (based on the target amount of shares on the respective dates of grant of such awards), (v) vested stock options and (vi) vested restricted stock units. Any shares that are subject to hedging, monetization or pledging transactions are not counted toward meeting the ownership guidelines. If the number of shares that an executive officer should own is increased as a result of an increase in the amount of such officer’s annual base salary, the officer will have five years from the effective date of the increase to attain the increased level of ownership.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for the Review and Approval of Related Party Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year, or an immediate family member of any of the foregoing. Pursuant to our related party transaction written policy, directors (including director nominees), executive officers and employees are required to report any transactions that constitute a transaction requiring disclosure under Item 404 of SEC Regulation S-K. Our Chief Executive Officer, in consultation with outside counsel, makes the initial determination as to whether a potential transaction constitutes a related party transaction. Following this initial determination, the Audit Committee of our Board is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of our Board as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making its recommendation, considers various factors, including the benefit of the transaction to the Company, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Prior to the adoption of the written policy, our Board used similar processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related party transactions and then determined, based on the facts and circumstances, whether we or a related person had a direct or indirect material interest in these transactions. When considering potential transactions involving a related party, our officers notified our Board of the proposed transaction and our Board or a committee thereof discussed the transaction and the implications of engaging a related party. If our Board (or specified directors as required by applicable legal requirements) determined that the transaction was in the Company’s best interests, it voted to approve entering into the transaction with the applicable related party.

Relationships and Related Party Transactions

Banking Transactions

We and our subsidiaries may engage in transactions with directors, officers, employees and other “related parties” only to the extent that such activities are permitted by, and consistent with, applicable laws and regulations. Federal and state regulations impose a number of restrictions on transactions and dealings between insured depository institutions and related parties. In general, these transactions are subject to certain quantitative limitations and are required to be on substantially the same terms and conditions as are available for transactions between the institution and unrelated parties. “Related parties” include our directors and officers, their spouses and certain members of their immediate families, as well as other persons or entities with which we have certain relationships, as set forth in federal and state regulations.

We have had in the past, and expect to have in the future, banking transactions in the ordinary course of business with our directors, officers and principal stockholders, and their associates, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risks of collectability nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits.

Registration Rights Agreements with NBC Holdings, LLC

In connection with its initial investment in the Company in August 2008 (which at the time was known as Americus Financial Services, Inc.), NBC Holdings, LLC (previously known as RMB Holdings, LLC), which owned approximately 5.4% of our outstanding common stock as of

May 1, 2015, entered into a registration rights agreement with us. The agreement provides NBC Holdings, LLC and certain transferees of its registrable securities, which we refer to as “holders,” with certain demand registration rights in respect of any registrable securities of our common stock held by them, subject to various conditions and limitations as set forth in the agreement.

Under the terms of the agreement, beginning on the date that is 180 days following an underwritten initial public offering of our common stock and ending on the fifth anniversary of the closing of such initial public offering, holders who own in the aggregate at least twenty-five percent (25%) of our registrable securities may demand up to two (2) registrations of such registrable securities held by them, subject to a maximum of one demand registration in any consecutive six-month period. In addition, if we register additional shares of our common stock for sale to the public, we must give notice to each holder of registrable securities of our intention to effect such a registration, and, subject to certain limitations, include in the registration statement any shares of our common stock held by such holder as the holder may request, except in the case of a demand registration initiated by the holder or a registered offering relating to an employee stock plan or a business combination. We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of common stock pursuant to the agreement.

The agreement includes customary indemnification provisions in favor of the holders, any underwriter participating in a registered offering made pursuant to an agreement, and any officer, partner, manager, director or controlling person of such holder or underwriter, as well as any representative of such holder serving on our Board, or indemnified party, against certain losses and liabilities, including interest, penalties and attorneys’ fees, resulting from any breach of a representation or warranty made by us in an underwriting agreement or an untrue statement or omission of material fact in any registration statement or prospectus pursuant to which an indemnified party sells shares of our common stock, unless such liability arose from written information provided to us by the indemnified party specifically for use therein, in which case, if the indemnified party is a holder, such holder must indemnify us and other specified parties for liabilities arising from the information from which the breach, misstatement or omission resulted, in an amount up to the amount of net proceeds received by the holder in the offering. The agreement provides that it will become void and of no effect as to any holder (including any assignee of a holder) at such time as such person no longer owns any registrable securities.

Registration Rights Agreement with Charles Investment Group, LLC

We entered into a registration rights agreement with Charles Investment Group, LLC (“CIG”) in October 2010, in connection with its acquisition of a majority of our outstanding common stock. The registration rights agreement with CIG contained nearly identical terms as the registration rights agreement with NBC Holdings, LLC. On December 31, 2014, CIG conducted a liquidating distribution of all of the shares of our common stock that it held on such date to its members but did not assign its registration rights in connection with the distribution. As a result, the registration rights agreement with CIG and all rights granted thereunder terminated at the time of the distribution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that all reports required to be filed during the year ended December 31, 2014 were filed on a timely basis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of four directors, three of whom satisfy the heightened independence requirements provided for in SEC rules. All members of the Audit Committee are financially literate, as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the SEC. The Audit Committee operates under a written charter, which became effective on July 17, 2014.

The Audit Committee hereby submits the following report:

•	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of, and for the year ended, December 31, 2014.

•	The Audit Committee has discussed with the Company’s independent registered public accountants, Porter Keadle Moore, LLC, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

•	The Audit Committee has received and reviewed the written disclosures and the letter from Porter Keadle Moore, LLC required by applicable rules of the PCAOB regarding Porter Keadle Moore, LLC’s communications with the Audit Committee concerning independence, and has discussed with Porter Keadle Moore, LLC their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Audit Committee:

Jerry D. Kimbrough, Chairman

Bobby A. Bradley

R. Holman Head

Temple W. Tutwiler, III

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as directors to serve until the 2016 annual meeting of stockholders and until their successors have been elected and qualified:

Bobby A. Bradley	William E. Matthews, V	W. Stancil Starnes

R. Holman Head	C. Phillip McWane	Temple W. Tutwiler, III

John H. Holcomb, III	Richard Murray, IV	Russell H. Vandevelde, IV

Jerry D. Kimbrough	G. Ruffner Page, Jr.	Donald F. Wright

Unless a stockholder instructs otherwise, it is intended that the shares represented by properly submitted proxies will be voted FOR the election as directors of the nominees listed above. The Board anticipates that the nominees listed above will be able to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted for a substitute selected by the Board.

The Board unanimously recommends that the stockholders vote “FOR” each of the director nominees named above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Porter Keadle Moore, LLC (“PKM”) as the Company’s independent registered public accountants for the year ending December 31, 2015 is being presented to the stockholders for approval at the Annual Meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of PKM as the Company’s independent registered public accountants for the year ending December 31, 2015. PKM has audited our financial statements for the year ended December 31, 2014 and has served as our auditors since 2007.

It is expected that a representative of PKM will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to PKM

The following table presents fees for professional services rendered by PKM for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered by PKM during those periods.

	2014	2013
Audit Fees	$206,634	$75,982
Audit-Related Fees	9,000	—
Tax Fees	—	—
All Other Fees	—	—

TOTAL	$215,634	$75,982

Audit Fees. Audit Fees for the last two years were for professional services rendered by PKM in connection with (i) the audits of the Company’s annual financial statements and (ii) the review of the Company’s quarterly financial statements. Audit fees were also for services related to the Company’s acquisitions and statutory and regulatory filings, including with the SEC.

Audit-Related Fees. Audit-Related Fees for the past two years were for assurance and related services by PKM related to the audit and review of the Company’s financial statements, including an audit of the Company’s 401(k) plan. All audit-related services were pre-approved by the Company’s Audit Committee.

Tax Fees. There were no Tax Fees for 2014 or 2013.

All Other Fees. All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. There were no such fees in 2014 or 2013.

Pre-Approval Policy

Prior to October 23, 2014, the Audit Committee’s policy was to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee has been able to effectively monitor the costs of services and ensure that the provision of such services does not impair the registered accountants’ independence.

As of October 23, 2014, the Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services performed by the independent registered public accountants pursuant to which the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the registered accountants’ independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any amounts invoiced for services rendered that materially exceed pre-approved cost levels will require specific approval by the Audit Committee prior to the payment of such invoice. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any business that will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement for the 2016 annual meeting of stockholders pursuant to the proposal process prescribed by SEC Rule 14a-8, the proposal must be received by the Corporate Secretary at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Suite 250, Birmingham, Alabama 35209, on or before January 16, 2016.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice bylaw provision (Section 1.4(a) of the bylaws), the proposal must be received by the Corporate Secretary at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209 not earlier than January 18, 2016 or later than February 17, 2016, together with the necessary supporting documentation required under that bylaw provision.

ANNUAL REPORT ON FORM 10-K

You may receive a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 without charge by sending a written request to National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary.

NATIONAL COMMERCE CORPORATION

ANNUAL MEETING OF

STOCKHOLDERS

Date:	June 16, 2015
Time:	8:30 A.M. (Central Time)
Place:	813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209

Please make your marks like this:  ☒ Use dark black pencil or pen only.

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1: To elect twelve (12) directors to serve on the Board of Directors of the Company until the 2016 annual meeting;

Directors
		For		Withhold/Abstain	Recommend i
	01 John H. Holcomb, III	☐		☐	For
	02 Richard Murray, IV	☐		☐	For
	03 William E. Matthews, V	☐		☐	For
	04 Bobby A. Bradley	☐		☐	For
	05 R. Holman Head	☐		☐	For
	06 Jerry D. Kimbrough	☐		☐	For
	07 C. Phillip McWane	☐		☐	For
	08 G. Ruffner Page, Jr.	☐		☐	For
	09 W. Stancil Starnes	☐		☐	For
	10 Temple W. Tutwiler, III	☐		☐	For
	11 Russell H. Vandevelde, IV	☐		☐	For
	12 Donald F. Wright	☐		☐	For

		For	Against	Abstain

2:	To ratify the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants for the year ending December 31, 2015; and	☐	☐	☐	For

3:	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Date

Please Sign Here	Date

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Stockholders of National Commerce

Corporation to be held on Tuesday, June 16, 2015

for Stockholders as of May 1, 2015

This proxy is being solicited on behalf of the Board of Directors.

VOTE BY:
INTERNET		TELEPHONE
Go To
www.proxypush.com/NCOM		866-221-8257

— Cast your vote online. — Have your Proxy Card/Voting Instruction Form ready.	OR	— Use any touch-tone telephone. — Have your Proxy Card/Voting Instruction Form ready.
— Follow the simple instructions.	MAIL	— Follow the simple instructions.

OR	—Mark, sign and date your Proxy Card/Voting Instruction Form.
—Detach your Proxy Card/Voting Instruction Form.
—Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints John H. Holcomb, III, the Company’s Chairman and Chief Executive Officer, and Richard Murray, IV, the Company’s President and Chief Operating Officer, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of National Commerce Corporation that the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

All votes must be received by 11:59 P.M., Central Time, June 15, 2015.

PROXY TABULATOR FOR

NATIONAL COMMERCE CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — National Commerce Corporation

Annual Meeting of Stockholders

June 16, 2015, 8:30 A.M., Central Time

This proxy is being solicited on behalf of the Board of Directors.

The undersigned appoints John H. Holcomb, III and Richard Murray, IV (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of National Commerce Corporation, a Delaware corporation (“the Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, on Tuesday, June 16, 2015, at 8:30 A.M., Central Time, and all adjournments and postponements thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	Proposal 1: To elect twelve (12) directors to serve on the Board of Directors of the Company until the 2016 annual meeting;

2.	Proposal 2: To ratify the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants for the year ending December 31, 2015; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The twelve (12) directors up for election are: John H. Holcomb, III, Richard Murray, IV, William E. Matthews, V. Bobby A. Bradley, R. Holman Head, Jerry D. Kimbrough, C. Phillip McWane, G. Ruffner Page, Jr., W. Stancil Starnes, Temple W. Tutwiler, III, Russell H. Vandevelde, IV, and Donald F. Wright.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” Proposal 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” Proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card.

If you plan to attend the Annual Meeting and vote your shares in person, please mark this box.	☐